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                                                                Exhibit 99(q)(i)
                           RWB ADVISORY SERVICES INC.
                               RWB SECURITIES INC.
                            SA FUNDS-INVESTMENT TRUST

                                 CODE OF ETHICS

                           Revised as of March 1, 2000

GENERAL

         This Code of Ethics (the "Code") is adopted by RWB Advisory Services Inc. (the "Adviser"), RWB Securities Inc. (the "Distributor"), and SA Funds-Investment Trust (the "Trust") pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"). It is the policy of the Adviser, the Distributor and the Trust in connection with personal securities investments of Access Persons1, that such persons at all times shall place the interests of the Adviser and the Distributor clients and the Trust's shareholders first. All personal securities transactions of Access Persons shall be conducted in a manner consistent with this Code of Ethics in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. An Access Person may not take inappropriate advantage of his or her position with the Adviser, the Distributor or the Trust.

1.   PROHIBITIONS

     No Access Person:

     (a) In connection with the purchase or sale, directly or indirectly, by such Access Person of a security(2) held or to be acquired(3) by the Trust or a registered investment company for which the Adviser acts as investment adviser or the Distributor acts as the principal underwriter:

          (i) shall employ any device, scheme or artifice to defraud the Trust or such registered investment company;

          (ii) shall make to the Trust or such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (iii) shall engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered investment company, or

          (iv) shall engage in any manipulative practice with respect to the Trust or such registered investment company.

--------
(1) For the meaning of all terms marked with a footnote, see section 6 of the Code "Definitions."

     (b) Shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership(4) and which to his actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Trust or such registered investment company; or

          (ii) is then being purchased or sold by the Trust or such registered investment company.

     (c)  Shall, in addition to the above-stated prohibitions:

          (i) acquire any securities in an initial public offering; PROVIDED, HOWEVER, that such prohibition shall not apply to a purchase of securities in the retail tranche of a new issue where such securities are acquired through a retail application form which does not disclose, and where allotment is not dependent on, the applicant's affiliation with the Adviser, the Distributor or the Trust;

          (ii) acquire securities in a private placement or initial public offering, except as provided in section 2(f) herein;

          (iii) accept any personal gift of more than DE MINIMIS value from any person or entity that does business with, or on behalf of an the Adviser' or the Distributor' account of any client and with or on behalf of the Trust; or

          (iv) serve on the board of directors of a publicly traded company, except as provided in section 2(g) herein.

     No Independent Trustee(5):

     (d) shall purchase or sell, directly or indirectly, any security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to such Independent Trustee's actual knowledge at the time of such purchase or sale:

          (i)  is being considered for purchase or sale by a Fund(6); or

          (ii) is being purchased or sold by a Fund.

2.   EXEMPTED TRANSACTIONS

     The prohibitions of Section 1 of this Code shall not apply to:

     (a) Purchases or sales effected in any account over which the Access Person or Independent Trustee has no direct or indirect influence or control.

     (b) Purchases or sales of securities which are not eligible for purchase or sale by the Trust, or a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter.


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     (c)  Purchases or sales which are non-volitional on the part of either the
          Trust, an Independent Trustee or a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter.

     (d)  Purchases which are part of an automatic dividend reinvestment plan.

     (e) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (f) Purchase or sale requests which receive the prior written approval of the Compliance Officer(7) or President or the Secretary of a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter because there exists only a remote potential for a conflict of interest with such registered investment company, because the proposed transaction would be very unlikely to affect a highly institutional market, or when they clearly are not related economically to the securities to be purchased, sold or held by a Fund or such registered investment company. The Compliance Officer of the Trust or Secretary of the Adviser or the Distributor, as the case may be, shall record any action taken pursuant to this subsection 2(f).

     (g)  purchases or sales other than those exempted in (a) through (e) above,
          (i) which will not cause the Independent Trustee to gain improperly a personal profit as a result of such Independent Trustee's relationship with the Trust, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

     (h) Service by an Access Person on the board of directors of a publicly traded company. Such Access Person shall, however, inform the Compliance Officer of the Trust or the President or Secretary of such registered investment company of such appointment. In the event that Compliance Officer of the Trust or the President or Secretary of such registered investment company, in consultation with outside counsel, should decide that the potential for conflicts of interests exists with respect to such person's obligations as a director and the Adviser or the Distributor duties to its clients, the Compliance Officer of the Trust or the President or Secretary of such registered investment company may, acting upon the recommendations of outside counsel, place restrictions on the activities of, or information received by, such Access Person.

3.   PROCEDURAL MATTERS

     (a) The Secretary of the Adviser or the Distributor, as the case may be, or the Compliance Officer of the Trust shall:

          (i) Furnish a copy of this Code to each Access Person of the Adviser, the Distributor or the Trust and obtain from each such person a written

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               acknowledgement of the receipt thereof. Each Access Person shall provide the Secretary, on an annual basis, with an executed certificate stating that he or she has read and understood the Code of Ethics, respectively, and recognize that he or she is subject to the Code. In addition, each Access Person shall certify to the Secretary on an annual basis that he or she has compiled with the requirements of the Code of Ethics and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

          (ii) Notify each such Access Person of his/her obligation to file reports as provided by Section 4 of this Code.

          (iii)Report to the Board of Directors of the Adviser and the Distributor and the Board of Trustees of the Trust at the next occurring regular meeting the facts contained in any reports filed with the Secretary or Compliance Officer pursuant to
               Section 4 of this Code when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by a Fund.

          (iv) Maintain any records required by paragraph (d) of Rule 17j-1.

          (v)  Maintain any records pursuant to Section 2(f) of this Code.

          (vi) Maintain the records of any violation of this Code, and/or any action taken as a result of such violation in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

4.   REPORTING

     (a) Initial Holdings Report. Every Access Person is required to report his or her ownership in a Security no later than 10 days after becoming an Access Person (i.e., no later than 10 days after beginning employment). In addition, each Access Person is required to report any investment account beneficially held at a broker or bank or similar institution.

     (b) Annual Holdings Report. Within thirty days of the end of each year, each Access Person shall update the Initial Holdings Report, reporting each Security beneficially held and each account maintained at a bank, broker or similar institution.

     (c) Quarterly Transaction Report. Every Access Person of the Adviser, the Distributor and the Trust shall report to the Adviser, the Distributor or the Trust, as the case may be, the information described in Section 4(b) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence; and, provided, further, no Access Person of the Adviser or the Distributor shall be required to make a report with respect to information which would be duplicative of information recorded pursuant to Rule 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.


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     (d)  Every Quarterly Transaction Report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and may be on the form provided by the Adviser, the Distributor or the Trust, a copy of which is attached hereto, the report shall contain the following information:

          (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii)The price at which the transaction was effected; and,

          (iv) The name of the broker, dealer or bank with or through whom the transaction was effected. If a new account is opened by the Access Person, but no transaction was effected, the Access Person is nonetheless still required to report the new account.

     (e) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

     (f) At periodic intervals established by the trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Trust and shall provide a written report to the trustees of the Trust of all material matters raised pursuant to the Code during such period, including but not limited to, information about material violations and sanctions imposed in response to those material violations. Additionally, the Compliance Officer will provide the trustees of the Trust a written certification which certifies to the trustees of the Trust that the Trust, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

5.   VIOLATIONS

     Upon being apprised of facts which indicate that a violation of this Code may have occurred, the Board shall determine whether, in its judgment, the conduct being considered did in fact violate the provisions of this Code. If the Board determines that a violation of this Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a member of such Board, he/she shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.

6.   DEFINITIONS

     (a) For purposes of this Code, the words appearing below in quotation marks shall have the meanings ascribed thereto; provided however, that all such terms shall be construed in a manner consistent with the definitions thereof contained in Rule 17j-1.

          (i)  The term "Access Person" shall mean the following:


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               (1)  with respect to the Adviser, each officer, director and employee of the Adviser in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company, for which the Adviser act as investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Adviser who obtains information concerning recommendations with regard to the purchase or sale of a security,

               (2) with respect to the Distributor, each officer and director of the Distributor who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for any registered investment company for which the Distributor acts as the principal underwriter or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to such investment company regarding the purchase or sale of securities, and

               (3) with respect to the Trust, each officer and trustee of the Trust.

          (ii) "Security" means all securities except securities issued by the Government of the United States, bankers' acceptances, certificates of deposits, commercial paper and shares of registered open-end investment companies.

          (iii) A "security held or to be acquired" by a registered investment company means any security which (i) is held by such company; or
               (ii) is being or has been considered by such company or its investment advisor for purchase by such company.

          (iv) "Beneficial ownership" of a security by an Access Person shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which such Access Person has or acquires. In general, a person may be regarded as having beneficial ownership of securities held in the name of:

               (1)  a husband, wife, domestic partner or minor child;

               (2)  a relative sharing the same house;

               (3)  anyone else if the Access Person:

                    (a) obtains benefits substantially equivalent to ownership of the securities, or

                    (b) can obtain ownership of the securities immediately or at some future time.

          (v) "Independent Trustee" shall mean any trustee of the Trust who is not an Interested Person (as defined in the Investment Company
               Act) of the Trust.

          (vi) "Fund" or "Funds" shall mean the portfolio series of the Trust.


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          (vii) "Compliance Officer" shall mean with respect to the Trust, a person designated by the Trust to receive reports and take certain actions.

The requirements of this Code are not applicable to transactions for any account over which the Access Person has no influence or control. If in doubt, the Access Person may state on any form required to be completed under the provisions of this Code that he/she disclaims any beneficial ownership in the securities involved.


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

                            INITIAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS
                      DATE ON WHICH I BECOME AN ACCESS PERSON______________________

                                                                                    Check Type of Account
Amount and Title of Covered        Name of Broker
Security:                          Dealer or Bank                  Pers.                           Immed. Fam. Fiduciary








The above is a record of (i) every covered security in which I had any direct or indirect beneficial ownership on the date I became an Access Person as more fully defined in the Fund's Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any securities were held for my direct or indirect benefit as of the date I became an Access Person.

Date:                           Signature:
     ---------------------                -------------------------------------

Note 1. This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported, which have been marked by me with an asterisk(*). Such securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2. Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 3. Report must be submitted within 10 days after becoming an Access Person.

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

                         QUARTERLY REPORT OF SECURITIES TRANSACTIONS AND ACCOUNTS
                            FOR CALENDAR QUARTER ENDING______________________

                               Date                                                     Check Type of Account
Amount and Title of    Bought     Sold        Price  Name of Broker                                                 Approved by:
Covered Security:                                    Dealer or Bank and       Pers.         Immed. Fam. Fiduciary   (if applicable)
                                                     Date Account was
                                                     Established








The above is a record of (i) every transaction during the quarter in a covered security in which I had or by reason of which I acquired any direct or indirect beneficial ownership as more fully defined in the Fund's Code of Ethics; and
(ii) each account established by me with a broker, dealer or bank in which any securities were held during the quarter for my direct or indirect benefit.

Date:                           Signature:
     ---------------------                -------------------------------------

Note 1. If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2. In the case of debt securities, include principal amount, interest rate and maturity date.

Note 3. This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported, which have been marked by me with an asterisk (*). Such securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 4. Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 5. Report must be submitted within 10 days after the end of the calendar quarter.

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                            ANNUAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS
                              FOR CALENDAR YEAR ENDING DECEMBER 31, ________


                                                                                       Check Type of Account
Amount and Title of Covered        Name of Broker
Security:                          Dealer or Bank                  Pers.                           Immed. Fam. Fiduciary









The above is a record of (i) every covered security in which I had any direct or indirect beneficial ownership on the date I became an Access Person as more fully defined in the Fund's Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any securities were held for my direct or indirect benefit as of the date I became an Access Person.

Date:                           Signature:
     ---------------------                -------------------------------------

Note 1. This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported, which have been marked by me with an asterisk(*). Such securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2. Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 3. Report must be filed within 30 days after the calendar year end.

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                            ANNUAL CERTIFICATION FORM

         This is to certify that I have read and understand the Code of Ethics of RWB Advisory Services Inc., RWB Securities Inc. and SA Funds - Investment Trust as amended March 1, 2000, and that I recognize that I am subject to the provisions thereof and will comply with these provisions.

         This is to further certify that I have complied with the requirement of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.



                                              --------------------------------
                                              Signature


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                                              Position


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                                              Date